Exhibit 99.1

FOR IMMEDIATE RELEASE

IsoRay, Inc. REPORTS FISCAL YEAR 2014 RESULTS

Reports Growing List Of Major Accomplishments

RICHLAND, Washington (September 30, 2014) – IsoRay Inc. (AMEX: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications, announced its financial results for the quarter and year ended June 30, 2014.

In fiscal year 2014, IsoRay made significant progress in its efforts to focus on non-prostate cancer treatments and expand brachytherapy use in aggressive cancers found throughout the body. Overall, sales declined slightly, primarily due to a continuing weak prostate treatment market with less PSA screening being performed. However, recently released peer reviewed publications reporting positively on Cesium-131 in the treatment of cancer have continued to provide proof and evidence of our product’s effectiveness as reported by industry leaders within the medical field. Sales to the major medical centers that originally performed many of the efficacy studies on Cesium-131 remain strong and continue to order beyond the initial studies. Orders exceeding the established study minimums required for statistical significance imply that the product must be working well for these institutions. These early adopters are seeing firsthand the results being achieved even though time must elapse, allowing their data to mature, prior to any publication of the results. Management believes market interest is growing in the following areas: the treatment of brain cancers (meningiomas, brain metastases and glioblastomas); lung cancer (NSCLC); gynecological cancer; prostate cancer; head and neck cancer; and liquid Cesium-131 in the GliaSite® Radiation Therapy System, used to treat brain cancers.

IsoRay Chairman and CEO Dwight Babcock commented, “2014 was a monumental year in the number of achievements IsoRay completed, particularly for a company our size. We are committed to positioning IsoRay as the premier brachytherapy company offering cancer solutions throughout the body. We are now actively soliciting new institutions based on our published results, in an effort to have them join existing studies or start their own. In the future we expect to have additional reports reflecting similar successes as the early adopters have achieved. Currently, we are attracting new centers based on published results and new major medical centers are applying for licenses and joining multi institutional studies or initiating their own. IsoRay’s products for both prostate and other cancers continue to receive great reviews with numerous papers being submitted for publication and early stage posters/abstracts being presented at various medical society conventions. Cesium-131, I can confidently say, is the isotope of the future and will prove to be the premier isotope providing safe and effective cancer treatment throughout the body with a strong emphasis on quality of life.”

Major milestones achieved during the 2014 fiscal year include:

•	IsoRay’s Cesium-131 was used for the first time in treating colon cancer.
•	FDA cleared the use of liquid Cesium-131 (Cesitrex®) in the GliaSite® Radiation Therapy Balloon Catheter System.
•	Gynecologic Oncologic published the first peer reviewed report showing the efficacy of Cesium-131 for gynecological cancer – “Implementation and early clinical results utilizing Cs-131 permanent interstitial implants for gynecologic malignancies.”
•	IsoRay’s liquid Cesium-131 (Cesitrex®) was used with GliaSite® in treating metastatic brain cancer.
•	IsoRay added two new international distributors operating in Russia and Peru.
•	Cesium-131 was used for the first time to treat a recurrent metastatic Wilms Tumor.
•	IsoRay’s Cesium-131 seeded mesh was used for the first time for advanced rectal cancer.
•	IsoRay completed a major capital raise providing substantial capitalization.
•	A substantial percentage of IsoRay’s outstanding warrants were exercised.
•	Cesium-131 seeds were selected to be stranded for use with C-4 Imaging’s new positive MRI markers.
•	IsoRay was added to the Russell Microcap Index.
•	IsoRay’s subsidiary in May completed an annual audit ISO13485:2330 from BSI (British Standards Institution) with no nonconformities, confirming IsoRay’s manufacturing and quality assurance systems.

IsoRay, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year ended
	June 30,
	2014	2013
Product sales	$4,219,158	$4,525,233
Cost of product sales	4,415,629	4,375,057

Gross profit / (loss)	(196,471)	150,176

Operating expenses:
Research and development expenses	668,803	627,107
Sales and marketing expenses	1,234,725	1,296,149
General and administrative expenses	2,488,219	2,294,173
Total operating expenses	4,391,747	4,217,429

Operating loss	(4,588,218)	(4,067,253)

Non-operating income (expense):
Interest income	12,113	664
Change in fair value of warrant liability	(1,382,134)	210,000
Financing and interest expense	(883)	(7)
Non-operating income (expense), net	(1,370,904)	210,657

Net loss	(5,959,122)	(3,856,596)
Preferred stock deemed dividends (Note 11)	(726,378)	-
Preferred stock dividends	(10,632)	(10,632)

Net loss applicable to
common shareholders	$(6,696,132)	$(3,867,228)

Basic and diluted loss per share	$(0.16)	$(0.11)

Weighted average shares used in
computing net loss per share:
Basic and diluted	42,675,158	34,423,420

The accompanying notes are an integral part of these financial statements.

Contact:

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(509) 375-1202

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Info@wwfinancial.com

(954) 360-9998

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About IsoRay, Inc

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc. is the exclusive producer of Cesium-131 internal radiation therapy, which is expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com.

Safe Harbor Statement

Statements in this news release about IsoRay's future expectations, including: the advantages of our products and their delivery systems, whether sales of our products will continue at historic levels, decrease or increase, whether the use of our products will increase or continue, whether future studies of treatment of various cancers using our products will have favorable results, whether awareness of our products in the medical community will continue or increase, whether we will maintain required manufacturing standards and quality assurance processes, future demand for IsoRay's existing and planned products, whether revenue and other financial metrics will improve in future periods, whether IsoRay will be able to continue to expand its base beyond prostate cancer, whether additional studies will be published or presented with favorable outcomes from treatment with our products, and all other statements in this release, other than historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA.  It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of IsoRay's products, changing levels of demand for IsoRay's current and future proposed products, IsoRay's ability to reduce or maintain expenses while increasing sales, whether additional studies are released and support the conclusions of past studies, patient results achieved with our products, successful completion of future research and development activities, our ability and the ability of our distributors and customers to receive and maintain all required regulatory approvals in the U.S. and internationally, continued compliance with ISO standards as audited by BSI, the success of our sales and marketing efforts, IsoRay's ability to successfully manufacture, market and sell its products, IsoRay's ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards, IsoRay's ability to enforce its intellectual property rights, changes in reimbursement rates, changes in laws and regulations applicable to our products, whether timely licensing of facilities for new treatments can be achieved, and other risks detailed from time to time in IsoRay's reports filed with the SEC.